Exhibit 5.3

[Morgan, Lewis & Bockius LLP Letterhead]

December 1, 2010

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, Pennsylvania 19087-5594

RE:	AmerisourceBergen Corporation
Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-162227)

Ladies and Gentlemen:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Company”), the entities listed on Schedule I hereto (the “Existing Guarantors”) and the additional registrants listed on Schedule II hereto (the “New Guarantors” and together with the Existing Guarantors, the “Guarantors”) in connection with the filing of the referenced Registration Statement on September 30, 2009 (the “Form S-3”), the Post-Effective Amendment No. 1 thereto on November 4, 2009 (“Amendment No. 1”) and the Post-Effective Amendment No. 2 thereto (“Amendment No. 2” and together with Amendment No. 1 and the Form S-3, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of, among other securities: (i) one or more series of the Company’s unsecured senior or subordinated debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), including guarantees of the Debt Securities by the New Guarantors (the “New Guarantees”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws (collectively, the “Company Organizational Documents”), (ii) certain resolutions of the Company’s Board of Directors (the “Company’s Board”) relating to the Registration Statement, (iii) the certificate of incorporation and bylaws of each of the New Guarantors (with respect to each New Guarantor, the “New Guarantor Organizational Documents”), (iv) certain resolutions of the board of directors of each of the New Guarantors (with respect to each New Guarantor, the “New Guarantor’s Board”), relating to the Registration Statement, (v) the Indenture, dated as of November 19, 2009, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is filed as Exhibit 4.4 to the Registration Statement (the “Indenture”), pursuant to which the Debt Securities and the Guarantees are to be issued from time to time, and (vi) such other documents, records and instruments of the Company and the New Guarantors as we have deemed appropriate for purposes of the opinions set forth herein.

AmerisourceBergen Corporation
December 1, 2010

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers or other authorized representatives of the Company and the New Guarantors, representations made by the Company and the New Guarantors in documents examined by us and representations of officers or other authorized representatives of the Company and the New Guarantors. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•	the issuance, sale, number or amount, as the case may be, and the terms of the New Guarantees and the Debt Securities to which such New Guarantees relate to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Company’s Board (or authorized committee thereof) and each of the New Guarantor’s Board, as applicable, in accordance with the Company Organizational Documents and the New Guarantor Organizational Documents, respectively, and applicable law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any New Guarantor is subject;

•	the New Guarantees and each series of Debt Securities to which such New Guarantees relate will be issued under the Indenture and one or more amendments or supplements thereto by and among the Company, the Guarantors and the Trustee providing for the issuance of the New Guarantees under the Indenture (hereinafter all references to “Indenture” shall include any applicable amendment or supplement thereto) and the execution, delivery and performance of the Indenture will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any New Guarantor is subject;

•	to the extent that the obligations of the New Guarantors or the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture and be qualified to serve as Trustee under the terms of the Indenture; that the Indenture will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

AmerisourceBergen Corporation
December 1, 2010

•	the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time any New Guarantees or the Debt Securities to which such New Guarantees relate are offered and issued as contemplated by the Registration Statement;

•	all New Guarantees and the Debt Securities to which such New Guarantees relate will be issued and sold in compliance with applicable federal and state securities laws;

•	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to the New Guarantees and the Debt Securities to which such New Guarantees relate will have been duly authorized and validly executed and delivered by each of the Guarantors, the Company and the other parties thereto, and the applicable Definitive Agreement will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any Guarantor or any other party thereto is subject; and

•	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the New Guarantees and the Debt Securities to which such New Guarantees relate offered thereby and will comply with all applicable laws at the time such New Guarantees and Debt Securities are offered and issued as contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof, when (i) the specific terms of a particular issuance of New Guarantees and the Debt Securities to which such New Guarantees relate have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the applicable Indenture and (ii) such New Guarantees and Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such New Guarantees and Debt Securities in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other securities of the Company in accordance with their respective terms, such New Guarantees will constitute valid and binding obligations of each of the New Guarantors.

The opinion set forth above is subject to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any New Guarantees or the Debt Securities to which such New Guarantees relate in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

AmerisourceBergen Corporation
December 1, 2010

Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to any provisions of the New Guarantees or the Debt Securities to which such New Guarantees relate, which purport to waive or alter such rights or protections, except to the extent permitted by law.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction. To the extent that the laws of any other state or jurisdiction govern any of the matters set forth herein, we have assumed that the laws of such state or jurisdictions are identical to those of the Commonwealth of Pennsylvania, and we express no opinion as to whether such assumption is reasonable or correct. Although the New Guarantees and the Debt Securities to which such New Guarantees relate may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Schedule I

List of Existing Guarantors

Ambulatory Pharmaceutical Services, Inc.
AmerisourceBergen Drug Corporation
AmerisourceBergen Holding Corporation
AmerisourceBergen Services Corporation
AmerisourceBergen Specialty Group, Inc.
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
Anderson Packaging, Inc.
APS Enterprises Holding Company, Inc.
ASD Specialty Healthcare, Inc.
AutoMed Technologies, Inc.
Bellco Drug Corp.
Clinical Outcomes Resource Application Corporation
Dialysis Purchasing Alliance, Inc.
Health Services Capital Corporation
I.g.G. of America, Inc.
IHS Acquisition XXX, Inc.
Imedex, LLC
Integrated Commercialization Solutions, Inc.
International Physician Networks, L.L.C.
Liberty Acquisition Corp.
Medical Initiatives, Inc.
Pharm Plus Acquisition, Inc.
Pharmacy Healthcare Solutions, Ltd.
Solana Beach, Inc.
Specialty Pharmacy, Inc.
Specialty Pharmacy of California, Inc.
Telepharmacy Solutions, Inc.
The Lash Group, Inc.
US Bioservices Corporation
Value Apothecaries, Inc.
Xcenda, LLC

Schedule II

List of New Guarantors

AmerisourceBergen Consulting Services, Inc., a Delaware corporation
International Oncology Network Solutions, Inc., a Delaware corporation